CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Fusion Telecommunications International, Inc. (the "Company") on Form S-3 (333-203359) and Form S-1 (333-195659) of our report dated March 20, 2017 on our audits of the consolidated financial statements as of December 31, 2016 and 2015 and for the years then ended, which report was included in this Annual Report on Form 10-K of the Company.

/s/ EISNERAMPER LLP

New York, New York
March 20, 2017